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                                                                  Exhibit (4)(o)


              CERTIFICATE OF TRUST OF WEYERHAEUSER CAPITAL TRUST I


      THIS Certificate of Trust of Weyerhaeuser Capital Trust I (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.)(the "Act").

      1. Name. The name of the statutory trust formed hereby is Weyerhaeuser Capital Trust I .

      2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, DE 19713,
Attn: Institutional Trust Services.

      3. Effective Date. This Certificate of Trust shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811(a) of the Act.


                                              CHASE MANHATTAN BANK USA, NATIONAL
                                              ASSOCIATION, as Trustee


                                              By: /s/ John J. Cashin
                                                  ------------------------------
                                              Name:  John J. Cashin
                                              Title: Vice President

                                              /s/ Jeffrey W. Nitta
                                              ----------------------------------
                                              JEFFREY W. NITTA, as Trustee